AJ. ROBBINS, P.C.
                                                    Certified Public Accountants
                                                                 and Consultants

March 28, 2000

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Re:  Pollution Research and Control Corp. Form 10-KSB

Dear Sir or Madam:

The Company is unable to file its 1999 Annual Report on Form 10-KSB within the prescribed time period because it has experienced certain difficulties in providing the requisite financial information to this Firm for audit due to the international sales and transactions during the year ended December 31, 1999.

Very truly yours,

AJ. ROBBINS, P.C.


By /s/ AJ. ROBBINS
------------------
AJ. Robbins, C.P.A.


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